UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2026

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

CT	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 STANLEY DRIVE

NEW BRITAIN, CT 06053

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, Stanley Black & Decker, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The shareholders approved the adoption of the Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan (the “Amended and Restated 2024 Plan”), which was approved by the Board of Directors of the Company (the “Board”) on February 24, 2026. The only changes to the Amended and Restated 2024 Plan are (i) the authorization of 7,750,000 additional shares for issuance under the Amended and Restated 2024 Plan; (ii) the adjustment of the fungible ratio for awards granted after effectiveness of Amended and Restated 2024 Plan to 2.71; (iii) the addition of a one-year minimum vesting period, subject to certain exceptions; and (iv) the extension of the term of the Amended and Restated 2024 Plan.

The foregoing description of the Amended and Restated 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated 2024 Plan as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As discussed in Item 5.02, the Company’s 2026 Annual Meeting was held on April 24, 2026. At the close of business on February 25, 2026, the record date for the 2026 Annual Meeting, 155,286,429 shares of common stock, $2.50 par value per share, of the Company (“common stock”) were outstanding and entitled to vote.

At the 2026 Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1: The Company’s shareholders elected each of the following nominees as a director of the Company to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2027, or until his or her successor has been duly elected and qualified, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald Allan, Jr.	122,778,839	2,664,983	139,340	12,366,847
Susan K. Carter	122,834,598	2,609,196	139,368	12,366,847
Debra A. Crew	123,196,448	2,242,296	144,418	12,366,847
John L. Garrison, Jr.	122,427,913	3,008,719	146,530	12,366,847
Michael D. Hankin	124,186,984	1,251,048	145,130	12,366,847
Mary A. Laschinger	124,827,603	613,602	141,957	12,366,847
Robert J. Manning	124,219,489	1,214,193	149,480	12,366,847
Adrian V. Mitchell	124,251,141	1,188,447	143,574	12,366,847
Christopher J. Nelson	124,485,457	945,748	151,957	12,366,847
Shane M. O’Kelly	124,824,907	614,461	143,794	12,366,847
Jane M. Palmieri	122,771,864	2,571,600	239,698	12,366,847

Proposal 2: The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based on the following votes:

For	Against	Abstain	Broker Non-Votes
121,994,523	3,322,929	265,710	12,366,847

Proposal 3: The Company’s shareholders approved the Amended and Restated 2024 Plan:

For	Against	Abstain	Broker Non-Votes
120,169,156	5,136,344	277,662	12,366,847

Proposal 4: The Company’s shareholders approved the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2026 fiscal year based on the following votes:

For	Against	Abstain	Broker Non-Votes
134,128,391	3,694,359	127,259	0

Proposal 5: The Company’s shareholders did not approve the shareholder proposal requesting an independent board chairman:

For	Against	Abstain	Broker Non-Votes
10,520,406	114,479,597	583,159	12,366,847

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	The Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.
Date: April 27, 2026

	By:	/s/ Donald J. Riccitelli
	Name:	Donald J. Riccitelli
	Title:	Vice President, Corporate Secretary